Exhibit 10.4
EIGHTEENTH AMENDMENT TO OFFICE LEASE
For valuable consideration, the receipt and adequacy of which are expressly acknowledged, KBSII GRANITE TOWER, LLC, a Delaware limited liability company ("Landlord"), and ANADARKO PETROLEUM CORPORATION, a Delaware corporation ("Tenant") agree as of this 14th day of May, 2020 ("Effective Date") that:
1.Definitions. In this Eighteenth Amendment to Office Lease ("Eighteenth Amendment"), the following terms have the meaning given:
A.Landlord: KBSII Granite Tower, LLC, a Delaware limited liability company, as successor to Cumberland Office Park, LLC, a Georgia limited liability company, as successor to Denver-Stellar Associates Limited Partnership, a Delaware limited partnership.
B.Tenant: Anadarko Petroleum Corporation, a Delaware corporation.
C.Lease: Agreement of Lease dated July 30, 2002, between Denver-Stellar Associates Limited Partnership, a Delaware limited partnership ("DSA"), and Western Gas Resources, Inc., a Delaware corporation ("Original Tenant") ("Original Lease"), as amended by:
(1)First Amendment to Lease, dated as of September 10, 2002, between DSA and Original Tenant ("First Amendment");
(2)Second Amendment to Lease, dated as of July 23, 2004, between DSA and Original Tenant ("Second Amendment");
(3)Third Amendment to Lease, dated as of November 1, 2004, between DSA and Original Tenant ("Third Amendment");
(4)Fourth Amendment to Lease, dated as of December 31, 2004, between DSA and Original Tenant ("Fourth Amendment");
(5)Fifth Amendment to Lease, dated as of April 20, 2005, between DSA and Original Tenant ("Fifth Amendment");
(6)Sixth Amendment to Lease, dated as of May 18, 2005, between DSA and Original Tenant ("Sixth Amendment");
(7)Seventh Amendment to Lease, dated as of June 15, 2005, between DSA and Original Tenant ("Seventh Amendment");
(8)Eighth Amendment to Lease, dated as of November 15, 2005, between Cumberland Office Park, LLC, a Georgia limited liability company ("Successor Landlord"), as successor in interest to DSA, and Original Tenant ("Eighth Amendment");

(9)Ninth Amendment to Office Lease, dated as of February 16, 2007, between Successor Landlord and Tenant, successor in interest to Original Tenant ("Ninth Amendment");
(10)Tenth Amendment to Office Lease, dated as of September 11, 2007, between Successor Landlord and Tenant ("Tenth Amendment");
(11)Eleventh Amendment to Office Lease, dated as of November 9, 2007, between Successor Landlord and Tenant ("Eleventh Amendment");
(12)Twelfth Amendment to Office Lease, dated as of March 3, 2008, between Successor Landlord and Tenant ("Twelfth Amendment");
(13)Thirteenth Amendment to Office Lease, dated as of October 6, 2011 ("Thirteenth Amendment"), between Landlord, as successor in interest to Successor Landlord, and Tenant;
(14)Fourteenth Amendment to Office Lease, dated as of November 13, 2012, between Landlord and Tenant ("Fourteenth Amendment");
(15)Fifteenth Amendment to Office Lease, dated as of June 5, 2013, between Landlord and Tenant ("Fifteenth Amendment");
(16)Sixteenth Amendment to Office Lease dated as of August 17, 2015, between Landlord and Tenant ("Sixteenth Amendment");
(17)Seventeenth Amendment to Office Lease dated as of December 19, 2018, between Landlord and Tenant ("Seventeenth Amendment");
(18)This Eighteenth Amendment.
D.Current Premises: As of the date of the Seventeenth Amendment, the premises were comprised of approximately 295,743 rentable square feet consisting of Floors 4-7 and 9-18 of the Building ("Current Premises") as more particularly described on Exhibit A-1 attached to the Seventeenth Amendment (the " Premises Schedule"); plus the "Swing Floors" as collectively described in Paragraph l.E of the Seventeenth Amendment comprised of: (i) Floor 19 containing 21,262 rentable square feet, (ii) Floor 20 containing 21,260 rentable square feet, and (iii) Floor 22 containing 22,319 rentable square feet.
E.Building Address: Granite Tower
1099 18th Street, Denver CO 80202
F.Expiration Date: April 30, 2033

G.Capitalized Terms: Any capitalized term used in this Eighteenth Amendment but not defined in this Eighteenth Amendment has the meaning set forth for such term in the Lease.
2.Controlling Lease Documents /Conditions. As of the Effective Date, the term "Lease" shall mean the Original Lease, plus the Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth and Seventeenth Amendments. The First through Eighth Amendments, inclusive, were terminated and replaced in their entirety by the Ninth Amendment.
3.Surrender of the Swing Floor.
3.1Landlord and Tenant acknowledge that Tenant has notified Landlord of its election to surrender the entirety of the Swing Floors, which surrender shall occur on or before May 31, 2020 ("Swing Floors Surrender Date"). Notwithstanding anything contained herein to the contrary, Landlord acknowledges that it has received all Tenant's Rent due and payable for the Swing Floors in accordance with the terms of the Lease through April 30, 2020.
3.2On or before the Swing Floors Surrender Date set forth herein, Tenant shall cause the Swing Floors to be vacated and turned over to Landlord in their current "as is" condition, normal wear and tear excepted, provided, however, that notwithstanding the foregoing, Tenant shall, on or before the Swing Floors Surrender Date, (a) remove all of Tenant's furniture and other personal property (collectively, the "Personal Property") from the Swing Floors; and (b) such Personal Property shall exclude all of the following (collectively, the "Excluded Personal Property"):
(i)all existing data/telecom cabling throughout the Swing Floors;
(ii)all "mini mates" and other similar HVAC equipment in the IDF closets on each of the Swing Floors, including without limitation all related piping, chilled water equipment, controls, and electric equipment, conduits, and cabling;
(iii)all audio-visual equipment throughout the Swing Floors, including without limitation all FSR floor boxes, control equipment and installations, video projectors, and projector screens;
(iv)all IT racks in the IDF closets; and
(v)all electrical panels in the Swing Floors.
Tenant acknowledges that Landlord will be removing the Excluded Personal Property after the Swing Floors Surrender Date to prepare the Swing Floors for leasing to other tenants of the Building. By execution hereof, unless caused by the gross negligence or willful misconduct of Landlord, Tenant waives and releases and agrees to hold Landlord and its agents and employees, harmless from any and all claims, demands, damages, actions, causes of action, or suits of any kind or nature whatsoever, known or unknown, arising out of or in connection with the removal of the Excluded Personal Property from the Swing Floors, including, without limitation, any impact the removal of the Excluded Personal Property may have on any IT, electrical, mechanical, telephone or computer systems serving the Current Premises.

4.2Current Premises. From and after the Swing Floors Surrender Date, the "Premises" under the Lease shall be deemed to consist of 295,743 rentable square feet comprised only of the Current Premises.
5.2Release of Liability for the Swing Floors. From and after the Swing Floors Surrender Date and subject to the provisions of this Eighteenth Amendment, Tenant shall be released from any further obligations under the Lease and this Eighteenth Amendment as they relate to the Swing Floors only, but shall remain liable for any obligations which accrue prior to the Swing Floors Surrender Date.
6.2Hold Option for the Swing Floors. Upon the Effective Date, Paragraph 10 of the Seventeenth Amendment is deemed deleted in its entirety.
7.2Tenant Improvement Allowance. Pursuant to Paragraph 11 of the Seventeenth Amendment, Tenant has advised Landlord in writing of its election to apply a portion of the total Tenant Improvement Allowance of Thirty-Two Million Three Hundred Seventeen Thousand Three Hundred Dollars ($32,317,300.00) as a credit against Rent due under the Lease. The total amount of the Tenant Improvement Allowance to be applied as a credit against Rent due under the Lease is the sum of Five Million Six Hundred Twenty Thousand Four Hundred Dollars ($5,620,400.00) ("Rent Credit") which Rent Credit shall commence on May 1, 2020. Notwithstanding anything contained herein, Landlord shall have the right to issue a check to Tenant for all or any portion of the Rent Credit.
8.2Signage Right. Upon the Effective Date, the references to "Anadarko" in Paragraph 22 of the Seventeenth Amendment and the revised Paragraph 24(b) of the Ninth Amendment as set forth in Paragraph 22 of the Seventeenth Amendment shall be replaced with "Occidental Petroleum" or "Oxy".
9.2Reaffirmation of Lease Terms. Tenant and Landlord agree that the terms, covenants, and conditions of the Lease shall remain and continue in full force and effect as amended herein. Tenant confirms that Landlord is in compliance with the Lease provisions and that Tenant does not have any defenses, claims or offsets against Landlord as of the Effective Date. Except as specifically modified in this Eighteenth Amendment, the Lease remains in full force and effect. If there is any conflict between the terms and provisions of this Eighteenth Amendment and the terms and provisions of the Lease as amended by the Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth and Seventeenth Amendments, the terms and provisions of this Eighteenth Amendment shall govern.
10.2Authority. Each of Landlord and Tenant represents and warrants to the other that the person executing this Eighteenth Amendment on behalf of such party is duly authorized to do so. As of the Effective Date, Tenant represents and warrants to Landlord that there are no subleases or assignments of the Lease between Tenant and any third party concerning or affecting the Lease or the Current Premises or any portion thereof.

11.2OFAC SDN Compliance. Landlord and Tenant hereby represent and warrant that they are not: named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office Of Foreign Assets Control.
12.2Notices. Upon the Effective Date, the notice addresses for Landlord and Tenant shall be the following:

Landlord:	KBSII Granite Tower, LLC c/o Transwestern 1099 18th Street, Suite 500 Denver, Colorado 80202

With a simultaneous copy to:	Koll Bren Schreiber Realty Advisors, Inc. 800 Newport Center Drive, Suite 700 Newport Beach, California 92660 Attn: Clint Copulos, Senior Vice President

and:
Moye White LLP 1400 16th Street, 6th Floor Denver, Colorado 80202 Attn: Thomas M. List, Esq.

Tenant:	Andarko Petroleum Corporation c/o Occidental Petroleum Corporation 5 Greenway Plaza, Suite 110 Houston, Texas 77046 Attn: Director Real Estate & Facilities

With a simultaneous copy to:	Facilities Manager Andarko Petroleum Corporation c/o Occidental Petroleum Corporation 1099 18th Street, Suite 1800 Denver, CO 80202

Andarko Petroleum Corporation c/o Occidental Petroleum Corporation 5 Greenway Plaza, Suite 110 Houston, Texas 77046 Attn: Legal Department

13.2Miscellaneous.
(a)Governing Law. The governing law of this Eighteenth Amendment and all provisions hereunder shall be governed by and construed in accordance with the laws of the State of Colorado.
(b)Complete Agreement. This Eighteenth Amendment contains all agreements, understandings and arrangements between the parties hereto with regard to the matters described herein.
(c)Benefit. Subject to the limitations on Tenant's assignment and subleasing provided in the Lease, this Eighteenth Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
(d)Amendment. This Eighteenth Amendment may not be amended except in writing signed by the parties hereto.
(e)Headings. The paragraph headings of this Eighteenth Amendment are for reference only and shall not be deemed to alter or affect the meaning of the terms hereof.
(f) Binding Effect. This Eighteenth Amendment becomes effective only upon the execution and delivery by Landlord and Tenant.
(g)Time. Time is of the essence hereof.
(h)Survival. All covenants, agreements, representations and warranties as set forth in this Eighteenth Amendment shall survive the termination of the Lease as amended herein.
(i)Counterparts. This Eighteenth Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Eighteenth Amendment to Lease on the day and year first above written.
[Signatures appear on following page]

LANDLORD:

KBSII GRANITE TOWER, LLC, a Delaware limited liability company

By:	KBS Capital Advisors, LLC, its Authorized Agent

By:	/s/ Clint Copulos Clint Copulos, Senior Vice President

TENANT:

ANADARKO PETROLEUM CORPORATION, a Delaware corporation

By:	/s/ Authorized Signatory
Its:	Attorney-In-Fact